Exhibit 99.1

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

Armature Holdings Limited:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders’ equity (deficit) and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of Armature Holdings Limited (the Company) and its subsidiaries at February 28, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company would continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company was placed into receivership on May 6, 2002 and its software applications and certain other assets were sold to Lawson Software Limited, a wholly owned subsidiary of Lawson Software, Inc., on June 28, 2002.  The accompanying consolidated financial statements do not include any adjustments to reflect these events.

/s/ PRICEWATERHOUSECOOPERS

Leeds, United Kingdom
August 23, 2002

ARMATURE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28,	February 28,
	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$196	$1,187
Trade accounts receivable, less allowance for doubtful accounts of $1,155 and $1,947	3,872	2,079
Accrued income	378	3,893
Deferred costs	6,640	2,467
Income taxes recoverable	933	147
Prepaid expenses and other assets	564	820

Total current assets	12,583	10,593
Other non-current assets	—	1,612

Total assets	$12,583	$12,205

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt (Note 6)	$4,569	$16,751
Accounts payable	916	973
Accrued compensation and benefits	640	362
Accrued interest	4,236	1,612
Other accrued liabilities	3,675	3,804
Income taxes payable	10	—
Deferred revenue and customer deposits (Note 5)	22,081	10,333

Total current liabilities	36,127	33,835

Long-term debt, less current portion (Note 6)	49,829	27,579
Other long-term liabilities	1,769	4,934
Total liabilities	87,725	66,348

Stockholders’ deficit:

Common stock (Note 12)	14	14
Additional paid-in capital	1,028	1,028
Retained losses	(76,553)	(54,248)
Accumulated other comprehensive income (loss)	369	(937)
Total stockholders’ deficit	(75,142)	(54,143)

Total liabilities and stockholders’ deficit	$12,583	$12,205

The accompanying notes are an integral part of these consolidated financial statements.

ARMATURE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended February 28,
	2002	2001
Revenues:
License fees	$1,934	$2,739
Services	13,135	21,241
Total revenues (Note 10)	15,069	23,980
Cost of revenues:
Cost of license fees	861	1,171
Cost of services	8,717	15,359
Total cost of revenues	9,578	16,530
Gross profit	5,491	7,450

Operating expenses:
Research and development	7,423	6,325
Sales and marketing	4,951	5,941
General and administrative	7,917	7,837
Impairment of long-lived assets (Note 4)	—	36,172
Restructuring charge (Note 3)	1,690	—
Total operating expenses	21,981	56,275

Operating loss	(16,490)	(48,825)

Other (income) expense:
Foreign exchange losses	1,153	1,124
Interest income	(11)	(56)
Interest expense	4,918	4,498
Total other expense	6,060	5,566

Loss before income taxes	(22,550)	(54,391)
(Benefit) provision for income taxes (Note 8)	(245)	455
Net loss	$(22,305)	$(54,846)

Net loss per share (Note 2):
Basic and diluted	$(25.20)	$(61.97)

Shares used in computing net loss per share:
Basic and diluted	885,000	885,000

The accompanying notes are an integral part of these consolidated financial statements.

ARMATURE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE LOSS

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Losses)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ (Deficit) Equity	Comprehensive Loss
	Shares	Amount
Balance at February 28, 2000	885,000	$14	$1,028	$598	$(28)	$1,612
Translation adjustment	—	—	—	—	(909)	(909)	$(909)
Net loss	—	—	—	(54,846)	—	(54,846)	(54,846)
Balance at February 28, 2001	885,000	14	1,028	(54,248)	(937)	(54,143)	$(55,755)
Translation adjustment	—	—	—	—	1,306	1,306	$1,306
Net loss	—	—	—	(22,305)	—	(22,305)	(22,305)
Balance at February 28, 2002	885,000	$14	$1,028	$(76,553)	$369	$(75,142)	$(20,999)

The accompanying notes are an integral part of these consolidated financial statements.

ARMATURE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended February 28,
	2002	2001
Cash flows from operating activities:
Net loss	$(22,305)	$(54,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71	39,280
Profit on disposal of property and equipment	(7)	—
Provision for doubtful accounts	(763)	(1,467)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,094)	4,941
Prepaid expenses and other assets	254	(5,265)
Accounts payable	(39)	102
Accrued and other liabilities	(188)	1,180
Income taxes payable	10	(3)
Deferred revenue and customer deposits	12,110	5,068
Net cash used in operating activities	(11,951)	(11,010)
Cash flows from investing activities:
Purchases of property and equipment	(166)	(840)
Sales of property and equipment	101	—
Net cash used in investing activities	(65)	(840)
Cash flows from financing activities:
Borrowings under long-term debt	11,073	13,861
Net cash provided by financing activities	11,073	13,861
Effect of exchange rates	(48)	(2,902)
Decrease in cash and cash equivalents	(991)	(891)
Cash and cash equivalents at beginning of period	1,187	2,078
Cash and cash equivalents at end of period	$196	$1,187
Supplemental disclosures:
Interest paid	$2,286	$1,748
Income taxes paid	$530	$524

The accompanying notes are an integral part of these consolidated financial statements.

ARMATURE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1.             Business Description

Prior to May 6, 2002, Armature Holdings Limited (the Company) provided merchandising/category management and supply chain management solutions for retailers and wholesalers.  The Company also provided professional services to optimize and support the selection, implementation and execution of a customer’s e-business technology infrastructure.

The Company was subject to risks and uncertainties including dependence on information technology spending by customers, concentration of customers in a limited number of industries, fluctuations of quarterly results, a lengthy and variable sales cycle, dependence on key personnel, dependence on principal products and third-party technology, rapid technological change and international expansion.

On May 6, 2002, the Company was placed into receivership and all its assets were made available for sale individually or in aggregate.  Since the Company was not in receivership at February 28, 2002, and there was no plan at that date to liquidate the Company or place it in receivership, the consolidated financial statements have been prepared on the going concern basis as opposed to a liquidation basis.

On June 28, 2002, certain assets of the Company were acquired by Lawson Software Limited, a wholly owned subsidiary of Lawson Software, Inc. (Lawson), for five million pounds sterling.  Those assets included all software applications, related trademarks and technologies, and certain fixed assets.  Lawson develops and markets enterprise software solutions, which automate and integrate business processes facilitating collaboration among customers, partners, suppliers and employees.

2.              Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S.) and include the financial statements of the Company and its wholly-owned branches and subsidiaries operating in the Netherlands, the U.S., United Kingdom, South Africa and Germany. All significant intercompany accounts and transactions have been eliminated.  All acquisitions are accounted for as purchases and the results of operations of acquired businesses are included in the consolidated financial statements from the date of acquisition.

As discussed in Note 1, the consolidated financial statements have been prepared on the going concern basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, trade accounts receivable and accounts payable for which the current carrying amounts approximate fair market value. Additionally, the borrowing rates available to the Company approximate current rates for debt agreements with similar terms and average maturities.

Cash Equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. The Company has no cash equivalents.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets, which generally range from three to seven years. Depreciation expense was $71 and $2,959 for the years ended February 28, 2002 and 2001, respectively, of which $1,672 related to accelerated depreciation during the year ended February 28, 2001.  See Note 4.

Revenue Recognition

The Company recognizes revenues in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, “Software Revenue Recognition,” as amended by SOP 98-4 and SOP 98-9, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants, and in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.” The Company licenses software under non-cancelable license agreements and provides related professional services, including support, training, consulting and implementation.  Training, consulting and implementation services are not essential to the functionality of the Company’s software products, are sold separately and also are available from a number of third-party service providers. Accordingly, revenues from these services are generally recorded separately from the license fee if all undelivered elements have vendor-specific objective evidence of fair value. Software arrangements which include fixed-fee service components are recognized using contract accounting. The specific revenue recognition policies of the Company are as follows:

•  Software License Fees — License fee revenues from end-users are generally recognized using the residual method when the software product has been shipped, provided a non-cancelable license agreement has been signed, there are no uncertainties surrounding product acceptance, the fees are fixed or determinable and collection of the related receivable is considered probable. The Company does not generally offer rights of return, acceptance clauses or price protection to its customers. If the fee due from the customer is not fixed or determinable revenue is recognized as payments become due and all other conditions for revenue recognition have been satisfied. In software arrangements that include rights to multiple software products, specified upgrades, maintenance or services, the Company allocates the total arrangement fee among each deliverable using the relative fair value of each of the deliverables determined using vendor-specific objective evidence. Vendor-specific objective evidence of fair value is determined using the price charged when that element is sold separately. In software arrangements in which the Company does not have vendor-specific objective evidence of fair value for undelivered elements, all revenue from the arrangement is deferred until fair value is determined or all elements have been delivered.

•  Services — Revenues from training and consulting services are recognized as services are provided to customers. Revenues from maintenance contracts are deferred and recognized ratably over the term of the maintenance contracts. Revenues for customer support and maintenance which are bundled with the initial license fee are deferred based on the fair value of the bundled support services; fair value is based on the renewal rate for continued support arrangements.

Research and Development

Expenditures for software research and development are expensed as incurred.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses of approximately $754 and $775 were charged to operations during the years ended February 28, 2002 and 2001, respectively.

Income Taxes

The Company provides for income taxes using the liability method under Statement of Financial Accounting Standard (SFAS) No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this statement, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

Concentrations of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable.

The Company grants credit to customers in the ordinary course of business. Concentrations of credit risk with respect to trade accounts receivable are caused by the small number of customers within a limited number of industries that comprise the Company’s customer base.  Conversely, the concentration of credit risk is mitigated to some extent by the geographic dispersion of this customer base.

The Company had unaffiliated major customer sales (sales to customers that exceeded ten percent of consolidated revenues) as follows:

	Year Ended February 28,
	2002	2001

Customer A	$5,065	$14,941
Customer B	3,340	—
Customer C	2,342	—
Customer D	2,077	2,748
Customer E	—	2,226
	$12,824	$19,915

Long-Lived Assets

In accordance with SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Events or changes in circumstances that indicate the carrying amount may not be recoverable include, but are not limited to, a significant decrease in the market value of the business or asset acquired, a significant change in the extent or manner in which the business or asset acquired is used or a significant adverse change in the business climate. If such events or changes in circumstances are present, the undiscounted cash flows method is used to determine whether the asset is impaired. Cash flows would include the estimated terminal value of the asset and exclude any interest charges. To the extent that the carrying value of the asset exceeds the undiscounted cash flows over the estimated remaining life of the asset, the impairment is measured using the discounted cash flows approach, or where practical, the market value approach. The discount rate utilized would be based on management’s best estimate of the related risks and return at the time the impairment assessment is made.  See Note 4.  Effective March 1, 2002, the Company will follow the requirements of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Goodwill

Goodwill, the excess of investments over the net assets of subsidiaries acquired, is amortized on a straight-line basis over 20 years.  Amortization expense was $0 and $36,321 for the years ended February 28, 2002 and 2001, respectively, of which $34,500 related to asset impairment during the year ended February 28, 2001.  See Note 4.  The Company regularly evaluates the realizability of goodwill based on projected undiscounted cash flows and operating income.  To the extent that the carrying value of goodwill exceeds the undiscounted cash flows over the estimated remaining life of the goodwill, the impairment is measured using the discounted cash flows approach, or where practical, the market value approach.  Effective March 1, 2002, the Company will follow the requirements of SFAS No. 142, “Goodwill and Other Intangible Assets.”

Foreign Currency Translation

All assets and liabilities of the Company’s foreign branches and subsidiaries are translated from local currencies to pounds sterling at period end rates of exchange, while revenues and expenses are translated at the average exchange rates during the period. The functional currency for each of the Company’s foreign branches and subsidiaries is the respective local currency. Translation adjustments arising from the translation of net assets located outside of the United Kingdom into pounds sterling are recorded as a separate component of stockholders’ equity (deficit). Gains or losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in the consolidated statements of operations.

For convenience, the consolidated financial statements have then been presented in United States dollars.  The balance sheets and associated footnotes have been translated at the appropriate year-end closing rate with the exception of common stock, additional paid-in capital and retained losses which have been translated at the appropriate historic rate.  Balance sheet translation adjustments arising from the translation of common stock, additional paid-in capital and retained losses at the appropriate historic rate are recorded as a separate component of stockholders’ equity (deficit).  The income and cash flow statements and associated footnotes have been translated at the appropriate average rate.  Cash flow translation adjustments arising from the translation of movements in balance sheet components at the appropriate average rate are recorded as a separate component of the cash flow statement under the heading of “effect of exchange rates”.

Comprehensive Income (Loss)

Comprehensive income as defined by SFAS No. 130, “Reporting Comprehensive Income,” includes net loss and items defined as other comprehensive income. SFAS No. 130 requires that items defined as other comprehensive loss, such as foreign currency translation adjustments, be separately classified in the financial statements. Such items are included in the consolidated statement of stockholders’ equity (deficit) and comprehensive loss.

Net Loss Per Share

Net loss per share is computed under the provisions of SFAS No. 128, “Earnings Per Share.” Basic and diluted net loss per common share is computed using the net loss applicable to common stockholders and the weighted-average number of shares of common stock outstanding.  Diluted net loss per common share does not differ from basic net loss per common share during the years ended February 28, 2002 and 2001 since potential shares of common stock from conversion of stock options and warrants were anti-dilutive.  See Note 9.  The following table sets forth the computation of basic and diluted net loss per share:

	Year Ended February 28,
	2002	2001
Basic and diluted net loss per share computation:
Net loss applicable to common stockholders	$(22,305)	$(54,846)
Weighted average common shares — basic and diluted	885,000	885,000
Basic and diluted net loss per share	$(25.20)	$(61.97)

New Accounting Pronouncements

In January 2002, the Emerging Issues Task Force (EITF) issued EITF No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (formerly EITF Abstracts, Topic No. D-103).  This EITF requires that reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in the income statement as opposed to a reduction of expenses incurred.  These out-of-pocket expenses may include airfare, mileage, hotel stays and out-of-town meals that the customer will reimburse the service provider for. The Company’s accounting policy for out-of-pocket expenses incurred is consistent with EITF No. 01-14.

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and hedging activities.  SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000.  The Company adopted SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, on March 1, 2001. The adoption did not have a material impact on the Company’s financial statements.

In July 2001, the FASB issued SFAS No. 141, “Business Combinations.”  This statement eliminated the flexibility to account for some mergers and acquisitions as pooling of interests and, effective as of July 1, 2001, all business combinations are accounted for using the purchase method.  The Company adopted SFAS No. 141 as of July 1, 2001. The adoption did not have a material impact on the Company’s financial statements.

In July 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets.” According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value-based test.  The statement is effective for fiscal years beginning after December 15, 2001, with earlier adoption permitted.  The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

In July 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations,” which requires recording the fair value of a liability for an asset retirement obligation in the period incurred.  The statement is effective for fiscal years beginning after June 15, 2002, with earlier application permitted.  The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of and supersedes SFAS No. 121 and APB Opinion No. 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.”  SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged.  The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No 13, and Technical Corrections.”  This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions.  The provisions of this statement related to the rescission of FASB Statement No 4 are effective for the Company beginning March 1, 2003.  All other provisions of this statement are effective for transactions beginning May 15, 2002.  The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”  The new statement addresses the accounting for costs associated with exit or disposal activities and nullifies EITF Issue No 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).”  SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred and that an entity’s commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability.  The provisions of the statement will be effective for disposal activities initiated after December 31, 2002.  The adoption of this statement is not expected to have a material impact on the Company’s financial statements.

3.              Restructuring

During the year ended February 28, 2002, the Company approved a restructuring plan in response to the general economic downturn and incurred restructuring charges of $1,690.  The plan included the termination and payment of severance related benefits for 43 employees in various functions including administrative, professional, and managerial, primarily in the U.S. and Europe.  Of the $1,690, terminations and related payments of $1,270 had been made as of February 28, 2002.  The remaining terminations and associated payments are expected to be paid during the first half of the year ended February 28, 2003. The charge also included expenses related to closing a leased office facility.  The remaining restructuring accrual of $420 at February 28, 2002 is included in accrued compensation and benefits.

4.              Impairment of long-lived assets

During the year ended February 28, 2001 the Company recognized impairment losses of $36,172.

Following one full year of operations subsequent to the acquisition on February 14, 2000 of the Armature group of companies the Company identified certain conditions, including continued losses and the inability to penetrate its chosen markets, as indicators of asset impairment.  These conditions led to operating results and forecasted future results that were substantially less than had been anticipated at the time of the Company’s acquisition of the Armature group of companies.  The Company revised its projections and determined that the projected results would not fully support the future amortization and depreciation of the goodwill balance and property and equipment, respectively.

In accordance with APB Opinion No. 17, “Intangible Assets,” and the Company’s policy, management assessed the recoverability of goodwill using a discounted cash flows projection, based on the remaining amortization period, and by comparison to market value.  Based on this projection and assessment, the cumulative cash flows over the remaining amortization period were insufficient to fully recover the goodwill balance.  Consequently the Company recognized an impairment loss of $34,500, related to the goodwill of the Armature Group of Companies, in arriving at the operating loss from continuing operations before income taxes.

In accordance with SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and the Company’s policy, management assessed the recoverability of property and equipment using a discounted cash flows projection, based on remaining useful lives, and by comparison to market value.  Based on this projection and assessment, the cumulative cash flows over the remaining useful lives were insufficient to fully recover this balance.  As a result, the Company recognized an impairment loss of $1,672 in arriving at the operating loss from continuing operations before income taxes.

5.              Financial Statement Components

Certain balance sheet components consist of the following:

Rollforward of the allowance for doubtful accounts:
Balance, February 28, 2000	$3,681
Provision	248
Write-offs	(1,972)
Recoveries	—
Effect of exchange rates	(10)
Balance, February 28, 2001	1,947
Provision	436
Write-offs	(1,204)
Recoveries	—
Effect of exchange rates	(24)
Balance, February 28, 2002	$1,155

	February 28,	February 28,
	2002	2001
Deferred Revenue and Customer Deposits:
Maintenance	$2,977	$1,387
License	3,632	3,287
Services	15,617	9,092
Total deferred revenue	22,226	13,766
Less current portion	(22,081)	(10,333)
Long-term portion of deferred revenue	$145	$3,433

6.              Credit Facilities and Long-Term Debt

Long-term debt comprises:

	February 28,	February 28,
	2002	2001
Term loan	$23,000	$—
Term loan overadvance	436	—
Revolving line of credit	3,383	16,751
	26,819	16,751
Subordinated unsecured loan notes	27,579	27,579
	54,398	44,330
Less current portion:
Term loan	(750)	—
Term loan overadvance	(436)	—
Revolving line of credit	(3,383)	(16,751)
	$49,829	$27,579

Subordinated unsecured loan notes

The subordinated unsecured loan notes were issued on February 14, 2000 and bear interest at a fixed rate of 10% per annum.  Interest is calculated annually, by reference to the Company’s fiscal year ended February 28, and payable in arrears in two equal installments on the following September 1 and February 28.  However, during the first year interest was calculated from the issue date of February 14, 2000 to the year end date of February 28, 2001 and was payable, at the option of the Company, on September 1, 2001 and February 28, 2002, respectively.  The Company exercised its option to convert 50% of this accrued interest into funding bonds.  These funding bonds have the same terms and conditions as the subordinated unsecured loan notes except that they do not accrue interest.  At February 28, 2002, no interest had been paid on the subordinated unsecured loan notes.

The Company may redeem the subordinated unsecured loan notes, and associated accrued interest, pari passu by providing 7 days’ notice.  There are also provisions requiring the subordinated unsecured loan notes to be redeemed on sale or listing of the Company, if a receiver is appointed or a winding up resolution is passed or under certain other circumstances.  Otherwise the subordinated unsecured loan notes holders cannot demand redemption.

Term loan, term loan overadvance and revolving line of credit

On February 22, 2002, the Company amended its credit agreement with Bank of America to provide the facility of a $3,500 revolving line of credit, a $23,000 term loan, and a $436 term loan overadvance.  The facility was secured on the Company’s assets and bore interest at Bank of America’s prime rate plus 4% per annum (8.75% at February 28, 2002).  The term loan overadvance expired on March 15, 2002.  The revolving credit facility and the term loan expire on March 1, 2003.

On February 13, 2000, the Company amended its credit agreement with Bank of America to provide the facility of a $27,500 revolving credit facility of which $16,751 was drawn down at February 28, 2001.  The facility was secured on the Company’s assets and bore interest at the highest LIBOR in effect each month plus 4.90% per annum (10.48% at February 28, 2001).  The facility expired on January 31, 2002.

Scheduled maturities of long-term debt including capital leases, as of February 28, 2002, are as follows:

2003	$4,569
2004	22,250
2005	—
2006	—
2007	—
Thereafter	27,579
$54,398

7.              401(k) Retirement Plan and Stakeholder Pension Scheme

The Company has a defined contribution 401(k) retirement plan for employees in the U.S. that conforms to IRS provisions for 401(k) retirement plans.  Employees are eligible to participate in the 401(k) retirement plan upon employment.  Participants may contribute up to 20% of their gross annual earnings to the 401(k) retirement plan.  The Company recorded 401(k) contribution expense of $0 and $0 for the years ended February 28, 2002 and 2001, respectively.

The Company has a defined contribution stakeholder pension scheme for employees in the United Kingdom.  Participants may contribute a proportion of their gross annual earnings to the stakeholder pension scheme.  The Company recorded contribution expense of $10 and $12 for the years ended February 28, 2002 and 2001, respectively.

8.              Income Taxes

At February 28, 2002, the Company had available U.S. federal net operating loss carryforwards of approximately $17,100.  These net operating loss carryforwards will begin to expire in 2012 if not previously utilized.  In addition, the utilization of these net operating loss carryforwards may be subject to limitations based on changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

At February 28, 2002, the Company had available United Kingdom net operating loss carryforwards of approximately $122,800.  These net operating loss carryforwards expired on the cessation of trade of the Company on May 6, 2002.  See Note 1.

Income tax expense for the year ended February 28, 2001 relates to taxes paid in the U.S.  Income tax benefit for the year ended February 28, 2002 relates to refunds received for taxes paid in the U.S.  The differences between the expected ordinary income tax benefits to the actual income tax expense (benefit) is primarily due to net operating losses in certain tax jurisdictions offset by a valuation allowance and taxable income in other tax jurisdictions.

Temporary differences comprising net deferred tax assets are as follows:

	February 28
	2002	2001
Current:
Allowance for doubtful accounts	$41	$637
Accrued expenses	4,038	2,752
Deferred revenue	1,791	1,095
Other	(19)	(17)
Total current net deferred tax assets	5,851	4,467
Valuation allowance	(5,851)	(4,467)
Total current	$—	$—

Noncurrent:
Depreciation and amortization	$1,671	$1,556
Net operating loss carryforwards	40,819	35,473
Total noncurrent net deferred tax assets	42,490	37,029
Valuation allowance	(42,490)	(37,029)
Total noncurrent	$—	$—

The Company has provided a valuation allowance for the net deferred tax benefit resulting from net operating loss carryforwards and other differences between the reported book and tax bases of certain assets and liabilities, as the realizability of this net deferred tax benefit is not likely.

9.              Commitments and Contingencies

Stock Appreciation Rights

The previous stockholders were provided with stock appreciation rights by the Company when it purchased the Armature group of companies on February 14, 2000.  These rights are triggered if a target price is achieved on the sale or listing of the Company and afford the previous stockholders a share of the increase in the value of the Company between February 14, 2000 and the date of sale or listing.  Management is of the opinion that a sale or listing of the Company at or above the target price is extremely unlikely and consequently no provision has been made in the consolidated financial statements for these stock appreciation rights.  The acquisition of certain assets of the Company on June 28, 2002, by Lawson Software Limited, a wholly owned subsidiary of Lawson, was not a triggering event.  See Note 1.

Employee Stock Options and Warrants

Certain employees of the Company have been granted stock options and warrants that are exercisable if a target price is achieved on the sale or listing of the Company.  Management is of the opinion that a sale or listing of the Company at or above the target price is extremely unlikely and consequently no provision has been made in the consolidated financial statements for these stock options and warrants.  The acquisition of certain assets of the Company on June 28, 2002, by Lawson Software Limited, a wholly owned subsidiary of Lawson, was not a triggering event.  See Note 1.

Employment Agreements

The Company has entered into various employment agreements with certain executives of the Company that provide for severance payments subject to certain conditions and events.

Operating Leases

The Company receives IT support from a third party at a monthly cost of approximately $200 under a contract that has been terminated effective August 2002.

The Company rents office space, certain office equipment and automobiles under operating leases.  In addition to minimum lease payments the office leases require payment of a proportionate share of real estate taxes and building operating expenses.  Rent expense under operating leases was approximately $1,201 and $1,488 for the years ended February 28, 2002 and 2001, respectively.  Future minimum lease payments are summarized as follows:

2003	$810
2004	736
2005	606
2006	460
2007	448
Thereafter	1,222
Total minimum lease payments	$4,282

Contingencies

Employment Litigation

Management is of the opinion that there are no employment legal actions that will have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

Other Matters

The Company is involved in various claims and legal actions in the normal course of business.  Management is of the opinion that the outcome of such legal actions will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

10.       Segment and Geographic Areas

The Company views its operations and manages its business as one segment, the development and marketing of computer software and related services.  Factors used to identify the Company’s single operating segment include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision maker in making decisions about how to allocate resources and assess performance.  The Company markets its products and services through its offices in the United Kingdom and its wholly owned branches and subsidiaries operating in the Netherlands, the U.S., South Africa and Germany.

The following table presents a summary of consolidated revenues by destination summarized by geographic region:

	Year Ended February 28,
	2002	2001
Revenues:
United Kingdom	$545	$1,672
United States of America	5,859	17,886
Rest of the world	8,665	4,422
	$15,069	$23,980

11.       Related Parties

Included in long-term debt of the Company are the following amounts due to Mr. R H Critchlow.  Mr. R H Critchlow was appointed a director of Armature Holdings Ltd on February 14, 2000, and was still a director at February 28, 2002.

	Year Ended February 28,
	2002	2001
Mr R H Critchlow:
Subordinated unsecured loan notes
Due after more than one year	$79	$79
Accrued interest due within one year	12	4
Accrued interest due after more than one year - funding bonds, see Note 6	4	4
	$95	$87

Included in long-term debt of the Company are the following amounts due to stockholders.

	Year Ended February 28,
	2002	2001
SVEF Nominees Ltd:
Subordinated unsecured loan notes
Due after more than one year	$25,950	$25,950
Accrued interest due within one year	3,949	1,354
Accrued interest due after more than one year - funding bonds, see Note 6	1,354	1,354
	$31,253	$28,658

	Number	Number
Stockholding: “B” common stock	613,353	613,353

	Year Ended February 28,
	2002	2001
SV (Nominees) Ltd:
Subordinated unsecured loan notes
Due after more than one year	$1,550	$1,550
Accrued interest due within one year	236	81
Accrued interest due after more than one year - funding bonds, see Note 6	81	81
	$1,867	$1,712

	Number	Number
Stockholding: “B” common stock	36,647	36,647

12.       Common Stock

	Year Ended February 28, 2002 and 2001
	Shares	Amount
Authorized
“A” common stock	230,000	$4
“B” common stock	770,000	12
	1,000,000	$16
Allotted and fully paid
“A” common stock	215,000	$3
“B” common stock	670,000	11
	885,000	$14

The rights to dividends, the priority and amounts receivable on a winding up of the Company and the voting rights are identical for all “A” and “B” common stock.